AgroFresh Solutions Announces Preliminary Full Year 2019 Financial Results

PHILADELPHIA, January 14, 2020 --AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (Nasdaq: AGFS), a global leader in produce freshness solutions, today announced unaudited preliminary results for the full year ended December 31, 2019 in advance of its participation in the ICR Conference on Tuesday, January 14, 2020.
Consistent with the guidance provided in the Company’s earnings release for the third quarter of 2019, AgroFresh expects to report full year 2019 net sales of approximately $170 million, down in the low-single digit percentage versus 2018, excluding the impact of foreign currency losses, which is estimated to be in the $3-4 million range.

Additionally, the Company is reaffirming its prior guidance of full year 2019 adjusted EBITDA margin expansion versus the prior year.

As of December 31, 2019, the Company estimates that cash and cash equivalents were approximately $28 million.

Jordi Ferre, Chief Executive Officer, commented, “We are pleased to announce preliminary full year 2019 sales that were in line with our expectations. The fourth quarter benefited from the strong finish to the year by our SmartFreshTM product line, particularly in the Pacific Northwest in the United States, and a return to growth for HarvistaTM. Both businesses were delayed this year due to weather irregularities that extended the harvest into October and November this year. Our team continues to advance our growth initiatives while controlling our cost basis. This combination is expected to yield an improvement in adjusted EBITDA margins for 2019, while maintaining stable gross margin versus the prior year. We remain focused on the controllable aspects of our business, including improvement in the Company’s cash flows, to enhance AgroFresh’s financial flexibility and our ability to reduce our outstanding debt.”

The foregoing expected results are preliminary and remain subject to the completion of the Company’s year-end audit, and are therefore subject to adjustment. The Company currently plans to report the fourth quarter and full year results in early March 2020. Investors are cautioned not to place undue reliance on the preliminary and unaudited estimates contained in this press release.

2020 ICR Conference Presentation
The Company will be presenting at the 2020 ICR Conference held at the JW Marriott Orlando Grande Lakes in Orlando, Florida, on Tuesday, January 14, 2020 at 2:00pm Eastern Standard Time. The webcast and accompanying slide presentation is available on the “Events & Presentations” section of the Company’s investor relations website at https://agrofreshsolutionsinc.gcs-web.com/

About AgroFresh
AgroFresh (Nasdaq: AGFS) is a leading global innovator and provider of science-based solutions, data-driven technologies and experience-backed services to enhance the quality and extend the shelf life of fresh produce. For more than 20 years, AgroFresh has been revolutionizing the apple industry and has launched new innovative solutions in a variety of fresh produce categories from bananas to cherries and citrus to pears. AgroFresh supports growers, packers and retailers by supplying post-harvest solutions across the industry that enhance crop values while conserving our planet’s resources and reducing global food waste.
Visit www.agrofresh.com to learn more.
™Trademark of AgroFresh Inc.

Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, the Company’s estimates of 2019 financial results, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition, the ability of the business to grow and manage growth profitably, risks associated with acquisitions and investments, changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contact:
For AgroFresh Solutions, Inc.
Jeff Sonnek - Investor Relations
ICR Inc.
Jeff.Sonnek@icrinc.com
646-277-1263